Exh. 10-b

                          STOCK PURCHASE AGREEMENT

                       dated as of December 9,  2005

                               by and between

                              RICHARD H. MILLER

                        an Individual, as the Seller

                                    and

                           PALMERA HOLDINGS, INC.

                  a Florida corporation, as the Purchaser


This STOCK PURCHASE AGREEMENT is made as of the 9th day of December, 2005, by and between RICHARD H. MILLER, an individual residing in Hawaii ("Seller") and PALMERA HOLDINGS, INC., a Florida corporation ("Palmera")

WHEREAS the Seller has agreed to sell, and Palmera has agreed to purchase, certain capital stock of Maui General Store, Inc., a New York corporation ("MGS"); and

WHEREAS, simultaneously with the closing of the sale contemplated hereunder, Palmera will merge with and into MGS Acquisition Corp. (the "Merger Sub"), a wholly owned subsidiary of MGS pursuant to the terms of a Merger Agreement to be dated January 11, 2006 between Palmera and the Merger Sub (the "Merger Agreement");

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1	DEFINITIONS

In this Agreement, all capitalized terms used and not otherwise defined herein have the meanings assigned in the Merger Agreement. In addition, the following terms have the meanings assigned:

1.1	"Agreement" means this Stock Purchase Agreement.;

1.2     "Closing" and "Closing Date" have the meanings ascribed thereto at
        Section 2.3 hereof;

1.3     "Companies" means MGS and the Merger Sub;

1.4	"Escrow Agreement" means the Escrow and Interim Operations Agreement annexed to the Reorganization Agreement as an appendix.

1.5	"Parties" means, collectively, Palmera and the Seller, and "Party" means either of them;

1.6 "Palmera Merger" means the merger of Palmera into Merger Sub pursuant to the Merger Agreement;

1.7	"Purchased Securities" means 50,000,000 MGS Shares: and

1.8	"Reorganization Agreement" means the agreement of that name dated of even date herewith and signed by MGS, Seller, Purchaser and the share-holders of Purchaser.

1.9	"Trinity Merger" means the merger of Trinity Biogenics, Inc. into MGS
        Trinity Acquisition Corp. pursuant to the Agreement and Plan of Merger to be dated January 11, 2006 among Trinity Biogenics, Inc., MGS and MGS Trinity Acquisition Corp. (the "Trinity Merger Agreement").

2	PURCHASE AND SALE

2.1	Purchase and Sale.  Upon and subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements herein contained, on the Closing Date (as defined below) Palmera shall purchase from the Seller, and the Seller shall sell, transfer and assign to Palmera, the Purchased Securities.

2.2 Purchase Price. The purchase price for the Purchased Securities shall be Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00). The purchase price shall be payable as follows:

        a) On the Closing Date Purchaser shall pay the Residual Cash Payment to the Escrow Agent named in the Escrow Agreement.

        b) On the Final Payment Date Purchaser shall pay to Seller the sum of Seven Hundred Fifty Thousand Dollars ($750,000) less the aggregate amount paid pursuant to Section 2.2(a). The "Final Payment Date" shall be the earlier of (i) the Effective Date of the Trinity Merger or (ii) the date which is fifteen (15) days after the Funding Date, which is defined in Section 2(b) of the Escrow and Interim Operations Agreement annexed to the Reorganization Agreement. In the event that the Trinity Merger Agreement terminates prior to the completion of the Trinity Merger, this Stock Purchase Agreement shall terminate at the same time.

2.2.1	The "Residual Cash Payment" shall equal twenty-five percent (25%) of

        (i) the gross proceeds of the private offering now being conducted by Palmera less

        (ii) One Hundred Thousand Dollars ($100,000); provided, however, that if any investor subscribes to that offering and the Seller is entitled to a finders fee by reason of the subscription, then the applicable percentage with respect to proceeds received from that investor will be twenty percent (20%).

2.3	Closing.  The closing of the purchase and sale of the Purchased
        Securities (the "Closing") shall take place on the Effective Date of the Palmera Merger. (the "Closing Date"). The Closing shall take place simultaneously with the closing of the Palmera Merger. The Closing shall take place at the offices of Palmera's counsel or at such other location as the Parties agree.

2.4	Closing Documents.  At the Closing, the Parties will deliver the following documents:

2.4.1	Documents delivered by Seller.  The Seller shall deliver to Palmera

        (i) Stock Certificates for the Purchased Securities, duly endorsed for transfer or accompanied by a duly executed stock power, and

        (ii) Any other documents and instruments reasonably requested by Palmera to consummate the transactions contemplated herein.

2.4.2	Documents delivered by Palmera. Palmera shall deliver to the Seller

        (i) Documents showing the gross proceeds of the private placement referred to in Section 2.2.1;

        (ii)   The Residual Cash Payment, if any;

        (iii) A certified copy of the resolutions of Palmera authorizing it to enter into and to perform this Agreement and the Palmera Documents; and

        (iv) Any other documents and instruments reasonably requested by Seller to consummate the transactions contemplated herein.

2.5	Surrender of Shares.  Simultaneous with the Closing, the Seller will surrender to MGS that number of shares as will cause the number of outstanding common shares of MGS to be 140,000,000, and will cause MGS to classify the surrendered shares as treasury shares.

3	REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants that, as the Chief Executive Officer of MGS, he has sufficient knowledge to make the representations and warranties set forth herein with respect to the Companies and that the following representations and warranties are true and accurate; and Seller acknowledges and confirms that Palmera is relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without same:

3.1	Capacity and Authority.  Seller has the necessary capacity, authority and right to execute this Agreement and to transfer the legal and beneficial title and ownership of the Purchased Securities to Palmera, free and clear of all liens, charges, encumbrances and any other rights of others;

3.2	No Conflict.  Neither the execution and delivery of this Agreement by
Seller nor the performance by him of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both (i) conflict with or constitute a default under any Applicable Law or under any agreement or other instrument by which the Seller or his assets may be bound, or (iii) result in the loss of any benefit or otherwise cause a Material Adverse Effect on the Companies;

3.3	Governmental Or Third Party Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Seller, is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws;

3.4	Binding Obligation.  This Agreement constitutes a valid and binding obligation of Seller, enforceable against him in accordance with its terms, except as enforcement of remedies may be limited by Applicable Law relating to bankruptcy, insolvency and other laws affecting the enforcement of creditors rights generally and subject to general equitable principles;

3.5	Title to Purchased Securities.  He is the legal and beneficial owner of, and has good title to and possesses the Purchased Securities, free and clear of any encumbrances. Liens, charges or any other rights of others;

3.6	Share Certificates.  The share certificates representing the Purchased
Securities held by him are true, genuine and subsisting, and nothing affects the validity of same; and

3.7	No Broker.  The Seller is not subject to any claim of any broker, finder, consultant or other intermediary in connection with any of the transactions contemplated by this Agreement;

3.8	Representations in Merger Agreement.  The representations of the Seller with respect to the Companies set forth in Sections 2.01 - 2.02, 2.04 -
2.05 and 2.07 - 2.13 of the Merger Agreement are deemed to be made to Palmera as if stated in full herein.

3.9	Accuracy of Information.  All information which has been provided to
Palmera by or on behalf of the Companies or the Seller is true and complete and no material fact has been omitted therefrom which would make such information misleading. None of the aforesaid representations or warranties contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty not misleading.

4	REPRESENTATIONS AND WARRANTIES OF PALMERA

Palmera hereby represents and warrants that the following representations and warranties are true and accurate and acknowledges and confirms that the Seller is relying upon such representations and warranties in connection herewith and would not have entered into this Agreement without same:

4.1	No Conflict.  Neither the execution and delivery of this Agreement by
Palmera nor the performance by it of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, (i) conflict with or constitute a default under any Applicable Law,
(ii) result in the termination, cancellation, modification, amendment, variation or renegotiation of, the loss of any right under, conflict with, or constitute a default under, or accelerate the date of performance of, any obligation under any contract or other instrument to which Palmera may be a party or by which its assets may be bound, which, as a consequence, would have a Material Adverse Effect on Palmera, (iii)
give rise to any lien, charge, or other encumbrance upon any of its
assets, (iv)   conflict with or constitute a default under, the Articles
of Incorporation or by-laws of Palmera, or (iv) result in the loss, of any benefit which would otherwise accrue to Palmera;

4.2	Governmental Or Third Party Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with Palmera, is required by or with respect to Palmera in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws;

4.3	Binding Obligation.  This Agreement constitutes a valid and binding obligation of Palmera, enforceable against it in accordance with its terms, except as enforcement of remedies may be limited by Applicable Law relating to bankruptcy, insolvency and other laws affecting the enforcement of creditors rights generally and subject to general equitable principles;

4.4	No Broker.  Palmera is not  subject to any claim of any broker, finder, consultant or other intermediary in connection with any of the transactions contemplated by this Agreement; or any transaction contemplated hereby.

5	CONDITIONS TO THE CLOSING

5.1	Conditions to Obligations to Effect the Closing.  The respective obligations of each Party, to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived in writing by the Party benefited thereby (to the extent permitted by Applicable Law):

5.1.1   Conditions Precedent to the Obligations of the Parties

        (i) Absence of Certain Litigation. No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the purchase and sale of the Purchased Securities;
        and

        (ii) Merger of Palmera into Merger Sub. MGS shall have entered into the Merger Agreement and all conditions precedent to the Parties obligations set forth in Section 5.01 thereof (except for Section 5.01(d)) shall have been satisfied.

5.1.2	Conditions Precedent to the Obligations of the Seller.

        (i) Consents, Approvals. Palmera and Trinity shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective governing documents, and all material consents, including any material consents and waivers by the Parties' respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

        (ii) Representations and Warranties. The representations and warranties by Palmera set forth in Section 4 herein shall be true and accuratein all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

        (iii) Performance. Palmera shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

        (iv) Proceedings and Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Seller and his counsel, and Seller and his counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

        (i) Satisfaction of Conditions to Merger. All conditions precedent to MGS's and the Principal Stockholder's obligations set forth in
        Section 5.02 of the Merger Agreement shall have been satisfied.

5.1.3	Conditions Precedent to the Obligations of Palmera

        (i) Consents, Approvals. The Seller shall have obtained all necessary consents and approvals, including waivers by the Seller's lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

        (ii) Representations And Warranties. The representations and warranties by the Seller set forth in Section 3 herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

        (iii) Performance. The Seller shall have performed and complied in all material respects with all agreements to be performed or complied with by him pursuant to this Agreement prior to or at the Closing.

        (iv) Proceedings And Documents. All documents and instruments incident to the transactions contemplated by this Agreement shall be reasonably satisfactory in substance and form to Palmera and its counsel, and Palmera and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

        (v) Satisfaction of Conditions to Merger. All conditions precedent to Palmera's obligations set forth in Section 5.03 of the Merger Agreement (except for Section 5.03 (i)) shall have been satisfied.

6	GENERAL PROVISIONS.

6.1 Governing Law. This Agreement shall be governed by the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

6.2	Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made if delivered to the address and in the manner provided in the Merger Agreement.

6.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party. This Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective heirs, legal representatives, successors and assigns.

6.4	Counterparts.   This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

6.5	No Third Party Beneficiaries.  Except as expressly provided by this
Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

6.6	Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.7 Amendments. No amendment of this Agreement shall be binding unless set forth in a writing duly executed by each of the Parties.

6.8	 Waiver.  Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Person giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Person to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

IN WITNESS WHEREOF, the Parties, Trinity and MGS have signed as of the date first hereinabove written.


SELLER


/s/ Richard H. Miller
-----------------------
RICHARD H. MILLER


PURCHASER

PALMERA HOLDINGS, INC.


By /s/ Dr. Lawrence Stowe
-------------------------
Dr. Lawrence Stowe
Chairman